Exhibit 10.2
ABM INDUSTRIES INCORPORATED
RESTRICTED STOCK UNIT AGREEMENT
2006 EQUITY INCENTIVE PLAN
The Compensation Committee of the Board of Directors (the “Compensation Committee”) of ABM Industries Incorporated (the “Company”) has approved a grant to you (the “Grantee”) of Restricted Stock Units (“RSUs”) pursuant to the ABM Industries Incorporated 2006 Equity Incentive Plan (the “Plan”), as described below.

Grantee Name:	(Name)

Number of RSUs Granted:	(# RSUs)

Date of Grant:	March 31, 2010

Vesting Schedule:	100% on the fifth anniversary of the Grant Date
Vesting Schedule: Provided you continue to provide services to the Company or any subsidiary or parent of the Company through the applicable vesting date, the RSUs will vest and restrictions will lapse as provided above. Unvested RSUs may be subject to forfeiture if you terminate employment before the vesting date, as set forth in the Plan, the Statement of Terms and Conditions and Attachment 1 attached hereto. In addition, unvested RSUs, shares received in connection with the vesting of RSUs and amounts realized on the sale of such shares may be subject to forfeiture under the circumstances set forth in the Plan and the Statement of Terms and Conditions.
Additional Terms: ☑ If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto are applicable and are incorporated herein by reference. (No document need be attached as Attachment 1).
By their signatures below, the Company and the Grantee agree that the RSUs are granted under and governed by this Restricted Stock Unit Agreement (including Attachment 1, if applicable) and by the provisions of the Plan and the Statement of Terms and Conditions attached hereto. The Plan and the Statement of Terms and Conditions are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Statement of Terms and Conditions, as applicable.
The Grantee acknowledges receipt of a copy of the Plan, the Statement of Terms and Conditions and the Plan Prospectus, represents that the Grantee has carefully read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon settlement of the RSUs or disposition of the shares, if any, received in connection therewith and that Grantee should consult a tax adviser prior to such settlement or disposition.
Please sign your name in the space provided below on this Restricted Stock Unit Agreement and return an executed copy to Erin Andre, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.

ABM INDUSTRIES INCORPORATED		GRANTEE

By:

Linda Chavez
Chair of the Compensation Committee

Date:	Date:

Attachments:	Attachment 1 (Additional Terms and Conditions) 2006 Equity Incentive Plan Statement of Terms and Conditions Prospectus

Attachment 1
Additional Terms and Conditions
Pursuant to the authority provided in the Plan and the Statement of Terms and Conditions, the Compensation Committee has determined that the RSUs granted pursuant to this Restricted Stock Unit Agreement shall be subject to the following additional terms and conditions.
Retirement. All references to “Retirement,” in Section IV.B.2.a of the Statement of Terms and Conditions shall be disregarded and of no force and effect with respect to the RSUs. Accordingly, Retirement shall not result in pro-rata vesting of the RSUs, notwithstanding Section IV.B.2.a of the Statement of Terms and Conditions. The Grantee acknowledges that unvested RSUs shall be subject to forfeiture if the Grantee terminates employment due to Retirement before the vesting date.
Disability or death. The provisions in Section IV.B.2 of the Statement of Terms and Conditions with respect to vesting in the event of Disability or death shall be disregarded and of no force and effect with respect to the RSUs and instead, the provisions set forth in the following sentence shall apply with respect to vesting of the RSUs in the event of Disability or death. If the Grantee ceases to be a bona fide employee of the Company or an Affiliate, which cessation constitutes a “separation from service” under Section 409A of the Code and which is the result of Disability or death, then the restrictions shall lapse as to the number of Shares or Share Equivalents equal to the number of Shares or Share Equivalents originally subject to the Award multiplied by the number of whole months between the grant date and the date of Disability or death divided by 60.